March 21, 2007

UPDATE to Free Writing Prospectus dated March 12, 2007 (the "INITIAL FWP")

Morgan Stanley Capital I Trust 2007-IQ13, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ13

STRUCTURAL UPDATE

1. Weighted Average Life of Class A-1 and Class A-J Certificates. The Weighted Average Life of the Class A-1 Certificates is 3.40 and the Weighted Average Life of the Class A-J Certificates is 10.03.

2. Initial Certificate Balance/Weighted Average Life Tables. Attached hereto as Attachment A are updated Initial Certificate Balance/Weighted Average Life Tables with respect to the Offered Certificates.

COLLATERAL UPDATE

1. Permitted Future Mezzanine Debt for Mortgage Loan No. 29 (WeHo 7 Portoflio LA Multis Portfolio Roll-Up) and Mortgage Loan No. 46 (WeHo 2 Portfolio LA Multis Roll-Up). Mortgage Loan No. 29 (WeHo 7 Portfolio LA Multis Portfolio Roll-Up) and Mortgage Loan No. 46 (WeHo 2 Portfolio LA Multis Roll-Up) permit future mezzanine debt to be incurred upon the satisfaction of certain conditions. Including Mortgage Loan No. 29 and Mortgage Loan No. 46, 12 mortgage loans, representing 22.4% of the initial outstanding pool balance (which include 9 mortgage loans in loan group 1, representing 29.2% of the initial outstanding loan group 1 balance, and 3 mortgage loans in loan group 2, representing 5.6% of the initial outstanding loan group 2 balance), which are not secured by residential cooperative properties, permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

2. Prepayment Provisions - Loan With No Prepayment Lockout Period. The mortgage loan which has no lockout period and permits voluntary principal prepayments, if accompanied by a prepayment premium calculated, for a certain period of time, as the greater of a yield maintenance formula and 3.0% of the amount prepaid, and then permits voluntary principal prepayments if accompanied, for a certain period of time, by a prepayment premium equal to 2.0% of the amount prepaid, and then permits voluntary principal prepayments if accompanied, for a certain period of time, by a prepayment premium equal to 1.0% of the amount prepaid, is Mortgage Loan No. 38 (Pico &Main), representing 0.6% of the initial outstanding pool balance (and representing 0.9% of the initial outstanding loan group a balance).

3. Mortgage Loan No. 18 (Copper Mills) Loan Information. With respect to Mortgage Loan No. 18 (Copper Mills), (i) the Balloon Balance will be $16,872,375.29, (ii) a current Capital Expenditure Escrow is in place, (iii) the mortgage loan is LO (23) and DEF (93), (iv) the Note Date is March 7, 2007, (v) the First Payment Date is May 1, 2007, (vi) the Maturity Date is April 1, 2017 and (vii) the Related Borrower List is Mortgage Loan No. 21 (Featherstone Village) and Loan No. 23 (Candleton Village).

4. Mortgage Loan No. 22 (Hamilton Corner) Loan Information. With respect to Mortgage Loan No. 22 (Hamilton Corner), (i) the mortgage loan is LO (23), DEF
(1) and DEF/YM1 (92), (ii) the Note Date is March 15, 2007, (iii) the first payment date is May 1, 2007 and (iv) the Maturity Date is April 1, 2017.

5. Prepayment Restriction Analysis Tables. Attached hereto as Attachment B are updated Prepayment Restriction Analysis Tables with respect to the Mortgage Loans.

Morgan Stanley Capital I Inc. (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-130684) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-866-718-1649.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change(due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                      ------------------------------------

                            IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ------------------------------------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ATTACHMENT A

Tranche A1

Distribution Date       0%        25%        50%        75%       100%
----------------------------------------------------------------------
Closing Date           100        100        100        100        100
March 2008              90         90         90         90         90
March 2009              80         80         80         80         80
March 2010              64         64         64         64         64
March 2011              46         40         32         23          0
March 2012               0          0          0          0          0
Average Life          3.40       3.24       3.11       3.01       2.87


Tranche A1A

Distribution Date       0%        25%        50%        75%       100%
----------------------------------------------------------------------
Closing Date           100        100        100        100        100
March 2008              99         99         99         99         99
March 2009              99         99         99         99         99
March 2010              98         98         98         98         98
March 2011              98         98         98         98         98
March 2012              65         65         65         65         65
March 2013              64         64         64         64         64
March 2014              58         58         58         58         58
March 2015              57         57         57         57         57
March 2016              56         55         53         51         48
March 2017               0          0          0          0          0
Average Life          7.67       7.64       7.61       7.57       7.35


Tranche A2

Distribution Date       0%         25%        50%       75%       100%
----------------------------------------------------------------------
Closing Date           100         100        100       100        100
March 2008             100         100        100       100        100
March 2009             100         100        100       100        100
March 2010             100         100        100       100        100
March 2011             100         100        100       100         85
March 2012               0           0          0         0          0
Average Life          4.83        4.82       4.80      4.76       4.59


Tranche A3

Distribution Date       0%         25%        50%       75%       100%
----------------------------------------------------------------------
Closing Date           100         100        100       100        100
March 2008             100         100        100       100        100
March 2009             100         100        100       100        100
March 2010             100         100        100       100        100
March 2011             100         100        100       100        100
March 2012             100          99         99        98         94
March 2013              82          81         79        77         76
March 2014              59          56         54        53         53
March 2015              28          24         22        21         21
March 2016               7           3          1         1          1
March 2017               0           0          0         0          0
Average Life          7.30        7.18       7.10      7.06       6.99


Tranche A4

Distribution Date       0%         25%        50%       75%       100%
----------------------------------------------------------------------
Closing Date           100         100        100       100        100
March 2008             100         100        100       100        100
March 2009             100         100        100       100        100
March 2010             100         100        100       100        100
March 2011             100         100        100       100        100
March 2012             100         100        100       100        100
March 2013             100         100        100       100        100
March 2014             100         100        100       100        100
March 2015             100         100        100       100        100
March 2016             100         100        100       100        100
March 2017               0           0          0         0          0
Average Life          9.84        9.82       9.80      9.76       9.58


Tranche AM

Distribution Date       0%         25%        50%       75%       100%
----------------------------------------------------------------------
Closing Date           100         100        100       100        100
March 2008             100         100        100       100        100
March 2009             100         100        100       100        100
March 2010             100         100        100       100        100
March 2011             100         100        100       100        100
March 2012             100         100        100       100        100
March 2013             100         100        100       100        100
March 2014             100         100        100       100        100
March 2015             100         100        100       100        100
March 2016             100         100        100       100        100
March 2017               0           0          0         0          0
Average Life          9.93        9.92       9.91      9.89       9.73


Tranche AJ

Distribution Date       0%         25%        50%       75%       100%
----------------------------------------------------------------------
Closing Date           100         100        100       100        100
March 2008             100         100        100       100        100
March 2009             100         100        100       100        100
March 2010             100         100        100       100        100
March 2011             100         100        100       100        100
March 2012             100         100        100       100        100
March 2013             100         100        100       100        100
March 2014             100         100        100       100        100
March 2015             100         100        100       100        100
March 2016             100         100        100       100        100
March 2017              84          75         63        46          0
March 2018               0           0          0         0          0
Average Life         10.03       10.02      10.01     10.00       9.79

                                  Attachment B
                           Mortgage Pool Information
                                   Total Pool

Prepayment Restriction Analysis: Total Pool

Percentage of Collateral by Prepayment Restriction (%) (1)(2)

------------------------------ --------------- --------------- --------------- --------------- ---------------
Prepayment Restrictions                Mar-07          Mar-08          Mar-09          Mar-10          Mar-11
------------------------------ --------------- --------------- --------------- --------------- ---------------
Locked Out                             99.16%          97.39%          79.50%          78.17%          76.33%
Yield Maintenance Total                 0.84%           2.61%          20.50%          21.25%          21.38%
Prepayment Premium Points               0.00%           0.00%           0.00%           0.59%           0.58%
Total
Open                                    0.00%           0.00%           0.00%           0.00%           1.71%
------------------------------ --------------- --------------- --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
Pool Balance Outstanding       $1,639,471,501  $1,632,913,388  $1,625,583,705  $1,615,736,328  $1,604,693,804
% Initial Pool Balance                100.00%          99.60%          99.15%          98.55%          97.88%
------------------------------ --------------- --------------- --------------- --------------- ---------------

------------------------------ --------------- --------------- ---------------
Prepayment Restrictions                Mar-12          Mar-13          Mar-14
------------------------------ --------------- --------------- ---------------
Locked Out                             74.19%          74.06%          69.37%
Yield Maintenance Total                25.50%          25.63%          30.31%
Prepayment Premium Points               0.00%           0.00%           0.00%
Total
Open                                    0.30%           0.31%           0.32%
------------------------------ --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%
------------------------------ --------------- --------------- ---------------
Pool Balance Outstanding       $1,313,201,939  $1,297,708,978  $1,255,179,677
% Initial Pool Balance                 80.10%          79.15%          76.56%
------------------------------ --------------- --------------- ---------------


Percentage of Collateral by Prepayment Restriction (cont'd) (%) (1)(2)

------------------------------ --------------- --------------- --------------- --------------- ---------------
Prepayment Restrictions                Mar-15          Mar-16          Mar-17          Mar-18          Mar-19
------------------------------ --------------- --------------- --------------- --------------- ---------------
Locked Out                             68.94%          65.79%           6.41%          52.98%          46.16%
Yield Maintenance Total                30.73%          30.89%           6.02%          47.02%           3.02%
Prepayment Premium Points               0.00%           2.65%           0.00%           0.00%          50.81%
Total
Open                                    0.33%           0.67%          87.57%           0.00%           0.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
Pool Balance Outstanding       $1,230,045,889  $1,211,889,282   $ 304,670,297     $34,570,293     $17,570,306
% Initial Pool Balance                 75.03%          73.92%          18.58%           2.11%           1.07%
------------------------------ --------------- --------------- --------------- --------------- ---------------

------------------------------ --------------- --------------- ---------------
Prepayment Restrictions                Mar-20          Mar-21          Mar-22
------------------------------ --------------- --------------- ---------------
Locked Out                             43.71%          40.54%          39.12%
Yield Maintenance Total                 2.26%           1.26%          60.88%
Prepayment Premium Points              54.03%          58.20%           0.00%
Total
Open                                    0.00%           0.00%           0.00%
------------------------------ --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%
------------------------------ --------------- --------------- ---------------
Pool Balance Outstanding          $16,045,993     $14,421,705      $1,922,658
% Initial Pool Balance                  0.98%           0.88%           0.12%
------------------------------ --------------- --------------- ---------------


Percentage of Collateral by Prepayment Restriction (cont'd) (%) (1)(2)

------------------------------ --------------- --------------- --------------- --------------- ---------------
Prepayment Restrictions                Mar-23          Mar-24          Mar-25          Mar-26          Mar-27
------------------------------ --------------- --------------- --------------- --------------- ---------------
Locked Out                             39.20%          39.31%          39.48%          39.90%           0.00%
Yield Maintenance Total                60.80%          60.69%          60.52%          60.10%           0.00%
Prepayment Premium Points               0.00%           0.00%           0.00%           0.00%           0.00%
Total
Open                                    0.00%           0.00%           0.00%           0.00%           0.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%         100.00%           0.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
Pool Balance Outstanding           $1,580,550      $1,216,707        $829,305        $417,046              $0
% Initial Pool Balance                  0.10%           0.07%           0.05%           0.03%           0.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------


Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus
(2) See Appendix II of the Free Writing Prospectus for a description of the Yield Maintenance

                                  Attachment B
                           Mortgage Pool Information
                                  Loan Group 1

Prepayment Restriction Analysis: Loan Group 1

Percentage of Collateral by Prepayment Restriction (%) (1)(2)

------------------------------ --------------- --------------- --------------- --------------- ---------------
Prepayment Restrictions                Mar-07          Mar-08          Mar-09          Mar-10          Mar-11
------------------------------ --------------- --------------- --------------- --------------- ---------------
Locked Out                             98.81%          96.32%          72.18%          70.73%          68.72%
Yield Maintenance Total                 1.19%           3.68%          27.82%          28.45%          28.05%
Prepayment Premium Points               0.00%           0.00%           0.00%           0.83%           0.82%
Total
Open                                    0.00%           0.00%           0.00%           0.00%           2.40%
------------------------------ --------------- --------------- --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
Pool Balance Outstanding       $1,162,457,314  $1,158,289,081  $1,153,705,649  $1,147,071,831  $1,139,438,774
% Initial Pool Balance                100.00%          99.64%          99.25%          98.68%          98.02%
------------------------------ --------------- --------------- --------------- --------------- ---------------

------------------------------ --------------- --------------- ---------------
Prepayment Restrictions                Mar-12          Mar-13          Mar-14
------------------------------ --------------- --------------- ---------------
Locked Out                             67.97%          67.82%          67.56%
Yield Maintenance Total                31.63%          31.78%          32.03%
Prepayment Premium Points               0.00%           0.00%           0.00%
Total
Open                                    0.40%           0.40%           0.41%
------------------------------ --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%
------------------------------ --------------- --------------- ---------------
Pool Balance Outstanding       $1,004,582,793    $993,440,287    $978,500,204
% Initial Pool Balance                 86.42%          85.46%          84.18%
------------------------------ --------------- --------------- ---------------


Percentage of Collateral by Prepayment Restriction (cont'd) (%) (1)(2)

------------------------------ --------------- --------------- --------------- --------------- ---------------
Prepayment Restrictions                Mar-15          Mar-16          Mar-17          Mar-18          Mar-19
------------------------------ --------------- --------------- --------------- --------------- ---------------
Locked Out                             67.12%          66.93%           2.61%          27.98%         100.00%
Yield Maintenance Total                32.46%          32.65%           6.75%          72.02%           0.00%
Prepayment Premium Points               0.00%           0.00%           0.00%           0.00%           0.00%
Total
Open                                    0.42%           0.42%          90.65%           0.00%           0.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
Pool Balance Outstanding         $958,260,418    $945,253,250    $259,495,782     $21,610,853      $5,281,168
% Initial Pool Balance                 82.43%          81.32%          22.32%           1.86%           0.45%
------------------------------ --------------- --------------- --------------- --------------- ---------------

------------------------------ --------------- --------------- ---------------
Prepayment Restrictions                Mar-20          Mar-21          Mar-22
------------------------------ --------------- --------------- ---------------
Locked Out                            100.00%         100.00%           0.00%
Yield Maintenance Total                 0.00%           0.00%           0.00%
Prepayment Premium Points               0.00%           0.00%           0.00%
Total
Open                                    0.00%           0.00%           0.00%
------------------------------ --------------- --------------- ---------------
TOTALS                                100.00%         100.00%           0.00%
------------------------------ --------------- --------------- ---------------
Pool Balance Outstanding           $4,468,055      $3,602,484              $0
% Initial Pool Balance                  0.38%           0.31%           0.00%
------------------------------ --------------- --------------- ---------------


Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus
(2) See Appendix II of the Free Writing Prospectus for a description of the Yield Maintenance

                                  Attachment B
                           Mortgage Pool Information
                                  Loan Group 2

Prepayment Restriction Analysis: Loan Group 2

Percentage of Collateral by Prepayment Restriction (%) (1)(2)

------------------------------ --------------- --------------- --------------- --------------- ---------------
Prepayment Restrictions                Mar-07          Mar-08          Mar-09          Mar-10          Mar-11
------------------------------ --------------- --------------- --------------- --------------- ---------------
Locked Out                            100.00%         100.00%          97.39%          96.38%          94.97%
Yield Maintenance Total                 0.00%           0.00%           2.61%           3.62%           5.03%
Prepayment Premium Points               0.00%           0.00%           0.00%           0.00%           0.00%
Total
Open                                    0.00%           0.00%           0.00%           0.00%           0.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
Pool Balance Outstanding         $477,014,188    $474,624,307    $471,878,056    $468,664,497    $465,255,030
% Initial Pool Balance                100.00%          99.50%          98.92%          98.25%          97.53%
------------------------------ --------------- --------------- --------------- --------------- ---------------

------------------------------ --------------- --------------- ---------------
Prepayment Restrictions                Mar-12          Mar-13          Mar-14
------------------------------ --------------- --------------- ---------------
Locked Out                             94.43%          94.44%          75.78%
Yield Maintenance Total                 5.57%           5.56%          24.22%
Prepayment Premium Points               0.00%           0.00%           0.00%
Total
Open                                    0.00%           0.00%           0.00%
------------------------------ --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%
------------------------------ --------------- --------------- ---------------
Pool Balance Outstanding         $308,619,147    $304,268,692    $276,679,473
% Initial Pool Balance                 64.70%          63.79%          58.00%
------------------------------ --------------- --------------- ---------------


Percentage of Collateral by Prepayment Restriction (cont'd) (%) (1)(2)

------------------------------ --------------- --------------- --------------- --------------- ---------------
Prepayment Restrictions                Mar-15          Mar-16          Mar-17          Mar-18          Mar-19
------------------------------ --------------- --------------- --------------- --------------- ---------------
Locked Out                             75.38%          61.74%          28.22%          94.67%          23.03%
Yield Maintenance Total                24.62%          24.66%           1.86%           5.33%           4.32%
Prepayment Premium Points               0.00%          12.04%           0.00%           0.00%          72.65%
Total
Open                                    0.00%           1.56%          69.92%           0.00%           0.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
Pool Balance Outstanding         $271,785,471    $266,636,032     $45,174,515     $12,959,441     $12,289,138
% Initial Pool Balance                 56.98%          55.90%           9.47%           2.72%           2.58%
------------------------------ --------------- --------------- --------------- --------------- ---------------

------------------------------ --------------- --------------- ---------------
Prepayment Restrictions                Mar-20          Mar-21          Mar-22
------------------------------ --------------- --------------- ---------------
Locked Out                             21.99%          20.74%          39.12%
Yield Maintenance Total                 3.13%           1.68%          60.88%
Prepayment Premium Points              74.88%          77.57%           0.00%
Total
Open                                    0.00%           0.00%           0.00%
------------------------------ --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%
------------------------------ --------------- --------------- ---------------
Pool Balance Outstanding          $11,577,938     $10,819,221      $1,922,658
% Initial Pool Balance                  2.43%           2.27%           0.40%
------------------------------ --------------- --------------- ---------------


Percentage of Collateral by Prepayment Restriction (cont'd) (%) (1)(2)

------------------------------ --------------- --------------- --------------- --------------- ---------------
Prepayment Restrictions                Mar-23          Mar-24          Mar-25          Mar-26          Mar-27
------------------------------ --------------- --------------- --------------- --------------- ---------------
Locked Out                             39.20%          39.31%          39.48%          39.90%           0.00%
Yield Maintenance Total                60.80%          60.69%          60.52%          60.10%           0.00%
Prepayment Premium Points               0.00%           0.00%           0.00%           0.00%           0.00%
Total
Open                                    0.00%           0.00%           0.00%           0.00%           0.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
TOTALS                                100.00%         100.00%         100.00%         100.00%           0.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------
Pool Balance Outstanding %         $1,580,550      $1,216,707        $829,305        $417,046              $0
Initial Pool Balance                    0.33%           0.26%           0.17%           0.09%           0.00%
------------------------------ --------------- --------------- --------------- --------------- ---------------


Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus
(2) See Appendix II of the Free Writing Prospectus for a description of the Yield Maintenance